UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) July 22, 2019

 AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 22, 2019, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”):

•	appointed Cheryl Miller as Chief Executive Officer and President of the Company and as a member of the Board, effective immediately;

•	appointed James R. Bender as Executive Vice President and Chief Operating Officer of the Company, effective immediately; and

•	appointed Christopher Cade as Interim Chief Financial Officer of the Company, in addition to his current responsibilities as Senior Vice President and Chief Accounting Officer, effective immediately.
Ms. Miller, age 47, has served as our Executive Vice President and Chief Financial Officer since March 2014. She was appointed Interim Chief Financial Officer in January 2014, and she served as Treasurer, Vice President Investor Relations from April 2010 until March 2014. Ms. Miller serves as a director, and as Chair of the Audit Committee, of Tyson Foods, Inc.
Mr. Bender, age 63, has served as our Executive Vice President, Sales since January 2019. Prior to becoming an Executive Vice President, Mr. Bender served as Region President of our Eastern Region, with responsibility for the states of Florida, Georgia, Alabama, Virginia, Tennessee, Ohio, and Maryland from February 2015 until December 2018, and as President of our former Florida Region from April 2004 until January 2015. Mr. Bender joined AutoNation in April 2000.
Mr. Cade, age 52, has served as Senior Vice President and Chief Accounting Officer of the Company since November 2017. From June 2015 until November 2017, he served as Vice President and Chief Accounting Officer of the Company. Mr. Cade joined the Company from Nine West Holdings, Inc., formerly The Jones Group Inc., an international women’s apparel, footwear and accessories company, where he served as Chief Financial Officer from April 2014 until May 2015 and as Executive Vice President, Chief Accounting Officer and Controller from December 2007 until March 2014. Mr. Cade is a certified public accountant.
On July 22, 2019, the Company announced that Carl C. Liebert III had mutually agreed with the Board to leave his role as Chief Executive Officer and President of the Company, effective immediately, to pursue other interests. Mr. Liebert will remain with the Company until August 21, 2019 to assist with the transition. On July 23, 2019, Mr. Liebert resigned from the Board, effective immediately.
The Company will file one or more amendments to this Current Report on Form 8-K after any new compensation arrangements related to the appointments discussed above are available.

Item 7.01	Regulation FD Disclosure.
On July 22, 2019, the Company issued a press release announcing Ms. Miller’s appointment as the Company’s Chief Executive Officer and President and as a member of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of AutoNation, Inc. dated July 22, 2019 announcing the appointment of Cheryl Miller as Chief Executive Officer and President and as a member of the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	July 23, 2019	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary